UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 500, Miami, Florida	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 3.02 are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 18, 2023, KeyStar Corp., a Nevada corporation (the “Company,” “we” or “our”), entered into a Third Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of not more than $5,000,000 (the “Note”). The Note amends and restates that certain Second Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note between us and Excel entered into on February 24, 2023 in the principal amount of not more than $4,000,000 (the “Former Note”). Excel is controlled by Mr. Bruce Cassidy, our Secretary and sole member of our board of directors (the “Board”). The Note does not constitute a committed line of credit. Loans under the Note are made by Excel in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Note, we may not reborrow under the Note.

All loans made under the Note accrue interest at a fixed rate per annum equal to 15.0% (the “Fixed Rate”). As of the date of the Note, the aggregate outstanding principal balance of all loans was $3,851,876.51. On July 24, 2023, we borrowed an additional $400,000 under the Note. As of July 24, 2023, the aggregate outstanding principal balance of all loans under the Note was $4,251,876.51. On the first day of each month to the date on which Excel demands payment of the Note, we will pay to Excel interest, in arrears, on the aggregate outstanding principal balance of the Note at the Fixed Rate.

Notwithstanding the above, outstanding principal and accrued and unpaid interest are due and payable upon demand. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must (i) provide Excel prior written notice of our intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If the Company: (i) fails to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made; or (ii) becomes subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

In connection with entering into the Note, we issued Excel a Common Stock Warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.25 per share (the “Warrant”). The Warrant may be exercised, in whole or in part, at any time through July 17, 2028, on either a cash or cashless basis. The offer, sale and issuance of the Warrant were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Excel is acquiring the Warrant for investment only and not with a view to or for sale in connection with any distribution thereof and it represented to us that it could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were, or will be, affixed to the Warrant upon issuance thereof. Excel represented to us that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

The foregoing summary of the Note and the Warrant are qualified in their entirety by reference to the full text of the Note and the Warrant which are attached as Exhibits 10.1 and Exhibit 4.1, respectively, hereto and are incorporated by reference herein. You are urged to read said exhibits attached hereto in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
4.1	Common Stock Warrant of KeyStar Corp. issued to Excel Family Partners, LLP, dated July 18, 2023
10.1	Third Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note dated July 18, 2023 made by KeyStar Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2023	KEYSTAR CORP.

	By:	/s/ Anthony J. Fidaleo
Anthony J. Fidaleo, CFO

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